As filed with the Securities and Exchange Commission on April 22, 2003
                                                        Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                           Digital Insight Corporation
             (Exact name of registrant as specified in its charter)
                               -------------------

                Delaware                                  77-0493142
     (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                  Identification No.)
                                26025 Mureau Road
                           Calabasas, California 91302
                                 (818) 871-0000
          (Address and telephone number of principal executive offices)
                               -------------------

   Telephone number, including area code, of agent for service: (818) 871-0000
                               -------------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                       Proposed      Proposed
                                       maximum       maximum
Title of               Amount          offering      aggregate      Amount of
securities             to be           price         offering       registration
to be registered       registered(1)   per unit      price          fee
--------------------------------------------------------------------------------
Common Stock,
$0.001 par value:
--------------------------------------------------------------------------------
 1999 Stock Plan
 (as amended)             750,000(1)     $12.78(2)   $9,585,000(2)    $775.43(2)

 1999 Employee Stock
  Purchase Plan          300,000(1)      $12.78(2)   $3,834,000(2)    $310.17(2)

 2001 Non-Employee
 Director Stock Option
 Plan (as amended)        32,000(1)      $12.78(2)     $408,960(2)    $ 33.08(2)
    ---------------------------------------------------------------------------
    Total:             1,082,000                    $13,827,960     $1,118.68

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Digital Insight Corporation 1999 Stock Plan, as amended, the Digital Insight Corporation 1999 Employee Stock Purchase Plan and the Digital Insight Corporation 2001 Non-Employee Director Stock Option Plan, as amended (collectively, the "Plans") may become subject to the Plans. The number of shares of Common Stock covered by this Registration Statement represent additional shares that have been added to the shares available for issuance under the Plans, in accordance with their annual share increase provisions.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on April 15, 2003, as reported on the Nasdaq National Market and published in The Wall Street Journal.

     The Exhibit Index for this Registration Statement is at page 5.
================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to participants as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3.    Incorporation of Certain Documents by Reference

     Digital Insight Corporation (the "Registrant") has filed with the Commission the following registration statements, the contents of which are incorporated herein by reference:

     (a) Registration Statement on Form S-8, relating to the 1999 Stock Plan and the 1999 Employee Stock Purchase Plan, filed with the Commission on November 1, 1999 (Registration no. 333-90053);

     (b) Registration Statement on Form S-8, relating to the 1999 Stock Plan, filed with the Commission on February 22, 2000, as amended by Post Effective Amendment No. 1 filed with the Commission on November 16, 2001 (Registration no. 333-30876);

     (c) Registration Statement on Form S-8, relating to the 1999 Stock Plan, filed with the Commission on November 16, 2001 (Registration no. 333-73500);

     (d) Registration Statement on Form S-8, relating to the 1999 Stock Plan, the 1999 Employee Stock Purchase Plan and the 2001 Non-Employee Director Stock Option Plan, filed with the Commission on July 26, 2001 (Registration no. 333-65914); and

     (e) Registration Statement on Form S-8 relating to the 1999 Stock Plan, the 1999 Employee Stock Purchase Plan and the 2001 Non-Employee Director Stock Option Plan, filed with the Commission on May 14, 2002 (Registration No. 333-88182).

Item 5.    Interests of Named Experts and Counsel

     Not applicable.



Item 8.     Exhibits

     See the attached Exhibit Index at page 5.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 8th day of April, 2003.


                                   DIGITAL INSIGHT CORPORATION,
                                   a Delaware corporation


                                   By:   /s/  ELIZABETH S.C.S. MURRAY
                                         Elizabeth S.C.S. Murray, Executive Vice
                                         President and Chief Financial Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Elizabeth S.C.S. Murray and John Dorman, and each of them individually, his/her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                      Title                  Date


/s/ JOHN DORMAN
---------------------------    Chairman of the Board,     April 8, 2003
John Dorman                    President and Chief
                               Executive Officer
                               (Principal Executive
                               Officer)


/s/ ELIZABETH S.C.S. MURRAY
---------------------------    Executive Vice President   April 8, 2003
Elizabeth S.C.S. Murray        and Chief Financial
                               Officer (Principal
                               Financial Officer)


/s/ KYLE MCINTOSH
---------------------------    Controller (Controller     April 8, 2003
Kyle McIntosh                  and Principal Accounting
                               Officer)


/s/ HENRY DENERO
---------------------------    Director                   April 8, 2003
Henry DeNero


/s/ MICHAEL HALLMAN
---------------------------    Director                   April 8, 2003
Michael Hallman


/s/ JAMES MCGUIRE
---------------------------    Director                   April 8, 2003
James McGuire


/s/ ROBERT NORTH
---------------------------    Director                   April 8, 2003
Robert North


/s/ GREG SANTORA
---------------------------    Director                   April 8, 2003
Greg Santora

                                  EXHIBIT INDEX


Exhibit
Number                        Description of Exhibit


4.1   Digital Insight Corporation 1999 Stock Plan and Related Agreements.(1)

4.2 Amendments Nos. 1, 2 and 3 to the Digital Insight Corporation 1999 Stock Plan.(2)

4.3   Digital Insight Corporation 1999 Employee Stock Purchase Plan.(3)

4.4   Digital Insight Corporation 2001 Non-Employee Director Stock Option
      Plan.(4)

4.5 Amendment No. 1 to the Digital Insight Corporation 2001 Non-Employee Director Stock Option Plan.(5)

5     Opinion of Counsel (opinion re legality).

23.1  Consent of Independent Accountants.

23.2  Consent of Counsel (included in Exhibit 5).

24    Power of Attorney (included in this Registration Statement under
      "Signatures").


(1) Previously filed with the Commission as Exhibit 10.6 to the Registrant's Registration Statement on Form S-1 filed with the Commission on June 25, 1999 (Registration no. 333-81547) and incorporated herein by this reference.

(2) Previously filed with the Commission as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 and incorporated herein by this reference.

(3) Previously filed with the Commission as Exhibit 10.7 to the Registrant's Registration Statement on Form S-1 filed with the Commission on June 25, 1999 (Registration no. 333-81547) and incorporated herein by this reference.

(4) Previously filed with the Commission as Appendix A to the Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on March 23, 2001 (File No. 000-27459) and incorporated herein by this reference.

(5) Previously filed with the Commission as Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 and incorporated herein by this reference.